Exhibit 10.6

FALCON FINANCIAL, LLC

FIFTH AMENDMENT TO

REVOLVING WAREHOUSE FINANCING AGREEMENT

This FIFTH AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this “Fifth Amendment”) is dated as of November 21, 2003 and entered into by and among Falcon Financial, LLC, SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (as amended, the “Warehouse Agreement”).  Capitalized terms used herein without definition shall have the respective meanings set forth in the Warehouse Agreement.

WHEREAS, the parties hereto have entered into the First Amendment to Revolving Warehouse Financing Agreement as of March 25, 1998 (the “First Amendment”), which amended the Warehouse Agreement, among other things to add new definitions to, and amend and restate existing definitions in, Article I of the Warehouse Agreement for the purpose of clarifying certain terms relating to the franchise loans eligible to be financed under the Warehouse Agreement;

WHEREAS, the parties hereto have entered into the Second Amendment to Revolving Warehouse Financing Agreement as of October 2, 1998 (the “Second Amendment”), which amended the Warehouse Agreement, among other things to amend the recitals, add new definitions to, and amend and restate existing definitions in, Article I of the Warehouse Agreement and amend certain other sections of the Warehouse Agreement to provide for the financing of mortgage loans under the Warehouse Agreement;

WHEREAS, the parties hereto have entered into the Third Amendment to Revolving Warehouse Financing Agreement as of April 19, 1999 (the “Third Amendment”), which amended the Warehouse Agreement, among other things to reflect the increase in the working capital facility under the Senior Subordinated Loan Agreement and the existence of the Junior Subordinated Loan Agreement;

WHEREAS, the parties hereto have entered into the Fourth Amendment to Revolving Warehouse Financing Agreement as of October 29, 2001 (the “Fourth Amendment”), which amended the Warehouse Agreement, among other things to temporarily increase the Facility Limit and to set the Applicable Margin at 3%;

WHEREAS, Customer, SunAmerica and Goldman Sachs Mortgage Company (“Goldman Sachs”) have entered into that certain Agreement Relating to Receivables dated as of October 27, 2003 (the “Receivables Agreement”) pursuant to which Customer granted SunAmerica and Goldman Sachs certain rights with respect to approving Customer’s origination of Receivables under the Warehouse Agreement and requiring Customer to make Partial Prepayments of Invested Principal under the circumstances described therein;

WHEREAS, Customer intends to merge with and into Falcon Financial Investment Trust, a Maryland real estate investment trust (“FFIT”), with FFIT as the surviving entity (the “Merger”) and to transfer certain assets to a newly-formed wholly-owned subsidiary of FFIT;

WHEREAS, immediately following the Merger, FFIT will make an initial public offering of its common shares (the “IPO”; the date of consummation of the IPO being the “IPO Date”) as described in the Registration Statement on Form S-11 (Registration No. 333-108603) (the “Registration Statement”);

WHEREAS, in the event the IPO occurs, Customer desires that the other parties to the Warehouse Agreement agree to waive the Termination Events resulting from the Merger and the IPO and that such parties consent to the substitution of FFIT as the “Customer” with all the rights and obligations of Customer thereunder;

WHEREAS, in the event the IPO occurs, the parties desire to reduce the Applicable Margin to 2%, reduce the Advance Rate to 80% and provide for the ability of Customer to borrow for general corporate purposes to the extent any voluntary Partial Prepayments of Invested Principal reduce the Aggregate Amount Outstanding below 80% of the Net Receivables Balance;

WHEREAS, the parties desire to further amend the Warehouse Agreement as provided below;

WHEREAS, except as expressly set forth herein, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Warehouse Agreement arising prior to the date of this Fifth Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.                                          AGREEMENTS AND AMENDMENTS EFFECTIVE AS OF THE DATE OF THIS FIFTH AMENDMENT

The following agreements and amendments to the Warehouse Agreement will be effective, without further action of the parties, on the date of this Fifth Amendment (unless otherwise specifically set forth below).

1.1          Receivables Agreement.  Attached hereto as Exhibit A is a copy of the Receivables Agreement.  Facility Agent acknowledges such agreement and consents to the application of Partial Prepayments of Invested Principal pursuant to the terms of Section 2.4 thereof.

1.2          Fees.

A.            Extension Fee.  Not later than the second Business Day after the date of this Fifth Amendment, Customer shall pay the sum of $750,000 to each of SunAmerica and Goldman Sachs by wire transfer of immediately available funds to the accounts specified in the written instructions from each such party delivered to Customer on the date hereof.

B.            Term Fees.  Unless the Warehouse Agreement is terminated and all obligations of Customer to the other parties thereto are paid and satisfied in full prior to May 1, 2004, Customer shall pay on May 1, 2004 the sum of $1,500,000 to each of SunAmerica and Goldman Sachs, by wire transfer of immediately available funds to such account(s) as are specified by them not less than three Business Days prior to May 1, 2004.  In addition, unless the Warehouse Agreement is terminated and all obligations of Customer to the other parties thereto are paid and satisfied in full prior to October 1, 2004, Customer shall pay on October 1, 2004 the sum of $750,000 to each of SunAmerica and Goldman Sachs, by wire transfer of immediately available funds to such account(s) as are specified by them not less than three Business Days prior to October 1, 2004.

C.            Early Exit Fee.  If the Warehouse Agreement is terminated and all obligations of Customer to the other parties thereto are paid and satisfied in full prior to October 1, 2004 (an “Early Termination”), Customer shall pay on the date of such Early Termination, the product of .50% multiplied by the Aggregate Principal Outstanding immediately prior to such termination, payable one-half to SunAmerica and one-half to Goldman Sachs, by wire transfer of immediately available funds to such account(s) as are specified by them not less than three Business Days prior to the date of such Early Termination; provided, however, that no such fee shall become payable if such Early Termination occurs in connection with a Securitization Transaction.

1.3          Amendment of Existing Definitions.  Notwithstanding anything to the contrary in the Receivables Agreement, Section 1.1 of the Warehouse Agreement is amended by amending and restating the following definition in its entirety:

“‘Facility Termination Date’ means October 1, 2004.”

1.4          Additional Definition.  Section 1.1 of the Warehouse Agreement is amended by adding the following definition in appropriate alphabetical order:

“‘Fifth Amendment’ means the Fifth Amendment to this Agreement, dated as of November 21, 2003.”

1.5          Amendment to Section 2.2(b).  Section 2.2(b) of the Warehouse Agreement is amended by adding the following at the end thereof:

“Except for those proposed Receivables set forth on Exhibit B to the Fifth Amendment, no Receivable shall be originated, and no Investment of Principal with respect thereto shall be made, after the date of the Fifth Amendment if Customer shall not have retained an individual to be designated by Customer, with the consent of SunAmerica, as a compliance consultant on the terms and conditions reasonably satisfactory to SunAmerica; provided, however, that notwithstanding the foregoing the Receivable to be originated to each of the Persons on Exhibit B to the Fifth Amendment (and the applicable Investment of Principal with respect thereto) may be made by Customer after the date of the Fifth Amendment.”

1.6          Amendments to Section 5.1.

A.            Effective as of the date of the Fourth Amendment, Section 1.4 of the Fourth Amendment purporting to amend Section 5.1(k) of the Warehouse Agreement is deleted in its entirety and replaced with Section 1.7 of this Fifth Amendment below.

B.            Section 5.1 of the Warehouse Agreement is amended by inserting the following new paragraph immediately following paragraph (k):

“(l)          Credit Committee Consultant.  From the date of the Fifth Amendment until the Facility Termination Date, Don Grigley (or, in the case of his death, disability, incapacity or resignation, such other individual appointed by Customer with the consent of SunAmerica) shall serve as a consultant to Customer’s credit committee, advising such committee with respect to each Receivable proposed to be originated by Customer.”

1.7          Amendment to Section 5.2(k).  Section 5.2(k) of the Warehouse Agreement is amended effective as of the date of the Fourth Amendment by deleting the reference to “$200,000” in clause (b) and replacing it with a reference to “$400,000”.

1.8          Amendment to Section 5.2(r).  Section 5.2(r) of the Warehouse Agreement is amended and restated in its entirety as follows:

“(r)          Principal Balance of Receivables.  Except with SunAmerica’s express prior written consent, Customer shall not submit any Receivable as an Eligible Receivable hereunder, unless:

(i)            the original principal amount of such Receivable together with the original principal amount of all other Receivables owing by the Obligor and its Affiliates is less than $15,000,000; and

(ii)           if the Receivable is a Large Receivable (as defined below), Customer shall not submit an Investment of Principal Request in an amount in excess of 70% of the original principal amount of such Large Receivable; provided, however, that at any time when the Aggregate Principal Outstanding is (or would be, after giving effect to the Investment of Principal with respect to such Large Receivable) greater than $80,000,000, Customer may, subject to the terms of this Agreement, submit an Investment of Principal Request for such Large Receivable of up to (x) the Advance Rate multiplied by (y) the lesser of (1) the original principal amount of such Large Receivable and (2) 10% of the Net Receivables Balance (giving effect to such Large Receivable).  For purposes of the foregoing, a “Large Receivable” means a Receivable with an original principal amount of $10,000,000 or more.”

1.9          Waiver Relating to Rating Agency Downgrades.  SunAmerica, Facility Agent, Paying Agent and Custodian acknowledge and agree that effective on the date hereof, each such party waives the Termination Event pursuant to Section 7.1(l) of the Warehouse Agreement arising out of the downgrades and review for possible further downgrades by Moody’s Investors Service and Fitch of Customer’s 2003 securitization, in each case as described in the most recent draft of the Registration Statement delivered by Customer to SunAmerica on or prior to the date hereof.

Section 2.                                          AGREEMENTS AND AMENDMENTS EFFECTIVE AS OF THE IPO DATE.

The following agreements and amendments to the Warehouse Agreement will be effective, without further action of the parties, on the IPO Date.

2.1          Waiver of Certain Termination Events Related to Merger and IPO

A.            Without limiting Customer’s obligations under Section 2.8(a) of the Warehouse Agreement, SunAmerica, Facility Agent, Paying Agent and Custodian acknowledge and agree that effective upon the IPO Date, each such party shall be deemed to have waived the following Termination Events: (i) pursuant to Section 7.1(f) of the Warehouse Agreement, the breach of the covenants set forth in Sections 5.2(e),  5.2(i) and 5.2(l) of the Warehouse Agreement regarding changes to Customer’s capital structure and transfers of Taxable Non-REIT Assets to a Taxable REIT Subsidiary Entity (each as defined in Section 2.6 below) in connection with the Merger, the IPO and FFIT’s existence as a REIT; (ii) pursuant to Section 7.1(f) of the Warehouse Agreement, the breach of the covenant set forth in Section 5.2(q) with respect to the change of Customer’s Fiscal Year and fiscal quarters in connection with the IPO and FFIT’s existence as a REIT; and (iii) pursuant to Section 7.1(r) of the Warehouse Agreement, the Change of Control triggered by the Merger and the IPO.

B.            Notwithstanding anything to the contrary set forth in Section 2.1A, the waivers set forth in Section 2.1A will expire and be of no further force or effect if (i) the IPO is not consummated on or prior to February 27, 2004, or (ii) after the date hereof, Customer amends the Registration Statement in a manner that alters the terms of the common stock (other than the price per share) offered pursuant thereto (it being understood that for purposes of this clause (ii), a change in the total number of shares offered shall not constitute an alteration of the terms of the common stock).

2.2          Consent to Assignment and Substitution.  Effective upon consummation of the Merger, SunAmerica, Facility Agent, Paying Agent and Custodian consent to the assignment by Falcon Financial, LLC and the assumption by FFIT of all of the rights and obligations of Falcon Financial, LLC under the Warehouse Agreement and the other Transaction Documents by operation of law pursuant to the Merger and to the substitution of FFIT as “Customer” under the Warehouse Agreement.

2.3          Repayment and Termination of Subordinated Loan Agreements.  Customer shall use its commercially reasonable best efforts to repay in full on the IPO Date (but in any event Customer shall repay in full no later than the Business Day immediately following the IPO Date) all principal, interest, fees and costs then outstanding under each of the Senior Subordinated Loan Agreement and the Junior Subordinated Loan Agreement and satisfy in full all other outstanding obligations thereunder.  Following such repayments in full, Customer and SunAmerica shall, and shall use their commercially reasonable best efforts to cause the other parties to the Senior Subordinated Loan Agreement and the Junior Subordinated Loan Agreement to, terminate the Senior Subordinated Loan Agreement and the Junior Subordinated Loan Agreement.

2.4          UCC Filing Amendments.  Pursuant to, but without limiting, Customer’s obligations under Section 2.8(a) and Section 7.1(s) of the Warehouse Agreement or any other obligation thereunder relating to Customer’s maintenance of a first perfected security interest in the Receivables and any other Warehouse Assets, not later than 5 Business Days after the effective date of the Merger (or such earlier date as may be required to maintain a first perfected security interest therein), Customer shall file, at its sole cost and expense, amendments to such UCC financing statements as are required to be filed with respect to the Receivables and any other Warehouse Assets to ensure the continued perfection of the security interests described in Sections 2.8(a) and 7.1(s) of the Warehouse Agreement following the Merger and the substitution of FFIT as the “Customer” under the Warehouse Agreement.  SunAmerica, Goldman Sachs and Facility Agent agree to cooperate with Customer in all such UCC amendments.

2.5          Amendments to Existing Definitions.  Section 1.1 of the Warehouse Agreement is amended by amending and restating the following definitions in their entirety:

“‘Advance Rate’ means 80%.”

“‘Aggregate Principal Outstanding’ means , at any time, the sum of the Outstanding Principal Invested less the sum of (x) the aggregate amount of Collections received and applied to reduce such Aggregate Principal Outstanding pursuant to Section 2.5 or 2.6, plus (y) without duplication, Partial Prepayments of Invested Principal; provided that the Aggregate Principal Outstanding shall be restored in the amount of any Collections or Partial Prepayments of Invested Principal so received and applied if at any time the distribution of any such Collections or Partial Prepayments of Invested Principal is rescinded or must otherwise be returned for any reason.”

“‘Applicable Margin’ means, prior to May 1, 2004, 2%, and thereafter 2.5%.”

“‘Change of Control’ means (a) the sale, transfer, or other disposition of all or substantially all of Customer’s assets (excluding any such action taken in connection with any Securitization Transaction or sale of Receivables in the ordinary course of Customer’s business); or (b) the consummation of a merger or consolidation of Customer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned, directly or indirectly, by Persons who were not stockholders of Customer immediately prior to such merger, consolidation or other reorganization.”

“‘Fiscal Year’ means the fiscal year of Customer and its Subsidiaries ending on December 31 of each calendar year.”

“‘Indebtedness’ means, with respect to any Person on a consolidated basis: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of

Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) indebtedness of others subject to a Guaranty by such Person; and (h) indebtedness of general partnerships of which such Person is a general partner.”

“‘Partial Prepayments of Invested Principal’ means amounts paid from time to time in reduction of the Aggregate Principal Outstanding pursuant to the requirements of Section 2.9(c) or made voluntarily by Customer pursuant to Section 2.9(d) or Section 2.13.”

“‘Permitted Tax Distributions’ means a declaration or payment of any dividend or the making of any distribution by Customer equal to the greater of: (a) the amount determined by Customer’s Board of Directors to be necessary to permit Customer to distribute to its shareholders with respect to any calendar year (whether made during such year or after the end thereof) 100% of the “real estate investment trust taxable income” of Customer within the meaning of Code Section 857(b)(2), determined without regard to deductions for dividends paid; or (b) the amount that is determined by Customer’s Board of Directors to be necessary either to maintain Customer’s status as a REIT under the Code for any calendar year or to enable Customer to avoid the payment of any tax for any calendar year that could be avoided by reason of a distribution by Customer to its shareholders, with such distributions to be made as and when determined by Customer’s Board of Directors, whether during or after the end of the relevant calendar year.”

2.6          Additional Definitions.  Section 1.1 of the Warehouse Agreement is amended by adding the following definitions in appropriate alphabetical order:

“‘Capital Lease Obligations’ means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.”

“‘Consolidated Net Income’ means, for Customer and its Subsidiaries on a consolidated basis, for any period, the consolidated net income of such Persons for such period as determined in accordance with GAAP, excluding, however, any net gains or losses attributable to changes in the value of hedge positions maintained in the ordinary course of business by Customer and its Subsidiaries, including pursuant to the Hedge Agreement.”

“‘Consolidated Net Worth’ means, for Customer and its Subsidiaries on a consolidated basis, as of a particular date: (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP; less (b) (i) amounts owing to such Person from Affiliates, or from officers, employees, shareholders or other Persons similarly affiliated with such Person, (ii) intangible assets and (iii) deferred tax liabilities.”

“‘Consolidated Total Debt’ means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Customer and its Subsidiaries, determined on a consolidated basis, in accordance with GAAP.”

“Excess Principal” means the remainder of (x) the product of (1) the Advance Rate, multiplied by (2) the Net Receivables Balance, minus (y) the Aggregate Principal Outstanding; provided, that for purposes of calculating available Excess Principal, the Aggregate Principal Outstanding will be reduced by Partial Prepayments of Invested Principal only to the extent made on a voluntary basis by Customer pursuant to Section 2.9(d) hereof (and will not be reduced by any Partial Prepayments of Invested Principal required pursuant to this Agreement or Section 2.4 of the Receivables Agreement).”

“‘FFIT’ means Falcon Financial Investment Trust, a Maryland real estate investment trust.”

“‘Fiscal Quarter’ means a fiscal quarter of any Fiscal Year; provided, however, that for purposes of the Financial Condition Covenants, the first fiscal quarter after the IPO shall be deemed to commence on the IPO Date and end on the last day of the then-current fiscal quarter of the Fiscal Year.”

“‘IPO’ means the initial public offering of FFIT’s common shares as described in the Registration Statement on Form S-11 (Registration No. 333-108603).”

“‘IPO Date’ means the date of consummation of the IPO.”

“Prepayment Tranche Request’ is defined in Section 2.9(e).”

“‘Property’ means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.”

“‘Receivables Agreement” means that certain Agreement Relating to Receivables dated as of October 27, 2003 among Customer, SunAmerica and Goldman Sachs Mortgage Company.”

“‘REIT’ means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Section 856, et. seq. of the Code.”

“‘Revolving Hedge Facility’ means a revolving credit facility for the sole purpose of satisfying Customer’s obligations to fund any Margin Excess (as defined in the Hedge Agreement) pursuant to the Hedge Agreement.”

“‘Taxable Non-REIT Assets’ means Property of Customer that Customer’s Board of Director’s determines is necessary to transfer to a Subsidiary or a grantor trust of which such Subsidiary is the sole beneficiary (a ‘Taxable REIT Subsidiary Entity’) in order to establish or maintain FFIT’s status as a REIT under the Code, together with any other Property principally associated with Customer’s servicing and loan underwriting business, including, without limitation, leases, equipment, employment arrangements and cash, but excluding any Property the transfer of which would constitute a breach by Customer of Section 5.2(n) hereof.”

2.7          Amendments to Sections 2.2(b), 4.2(b)(iv) and Form of Investment of Principal Request.  Each of Sections 2.2(b), 4.2(b)(iv) and item (v) of Exhibit A-1 (Form of Investment of Principal Request) of the Warehouse Agreement are amended by deleting each reference to “92%” and replacing it with a reference to “80%”.

2.8          Amendment to Section 2.2(b).  Section 2.2(b) of the Warehouse Agreement is amended by adding the following sentence to the end of such Section:

“No Receivable shall be originated, and no Investment of Principal with respect thereto shall be made after the date that either Vernon Schwartz or David Karp ceases to be employed by Customer, for any reason other than such individual’s death, disability or incapacity, as an executive officer of Customer in the same or similar capacity and with the same decision making authority as of the date of the Fifth Amendment.”

2.9          Amendments to Section 2.2(c).

A.            The second sentence of Section 2.2(c) is amended by adding the following proviso to the end of such sentence:

“; provided, any Investment of Principal with respect to Excess Principal may be used for any general corporate purpose of Customer, including working capital requirements.”

B.            The sixth sentence of Section 2.2(c) is amended by adding the phrase “with respect to which a Receivable is to be acquired with the proceeds thereof” after the phrase “Prior to any Investment of Principal”.

C.            The seventh sentence of Section 2.2(c) is amended and restated in its entirety as follows:

“Upon and subject to the terms and conditions and in reliance on the representations and warranties set forth herein, Facility Agent shall cause, in the case of Amsterdam only if Amsterdam agrees to make the Investment of Principal, the applicable Purchaser(s) to deposit, or, if applicable, SunAmerica shall deposit on the requested Funding Date as set forth in the Investment of Principal Request or a postponement notice, as the case may be, in immediately available funds, an amount equal to the requested Investment of Principal: (x) for any Investment of Principal with respect to which a Receivable is to be acquired with the proceeds thereof, to Escrow Agent’s account as set forth in the Escrow Agreement, and (y) for any Investment of Principal with respect to Excess Principal, to Customer’s account designated for such purpose in the relevant Investment of Principal Request.”

2.10        Amendment to Section 2.2(e).  Section 2.2(e) of the Warehouse Agreement is amended and restated as follows:

“(e)         Each Investment of Principal with respect to which Receivables are to be acquired with the proceeds thereof shall be in a minimum amount of $1,000,000 and in any amount in excess thereof.  Each such Investment of Principal shall be in an amount not in excess of the sum of (i) the Advance Rate multiplied by the face amount of the Eligible Receivable to be acquired with the proceeds of such Investment of Principal and (ii) the maximum available amount of Excess Principal.  Each Investment of Principal with respect to Excess Principal that is not made in connection with an acquisition of Receivables shall be in a minimum amount of $5,000,000 (or, in the case the maximum available amount of Excess Principal is less than $5,000,000, such lesser amount) and in any amount in excess thereof up to maximum available amount of Excess Principal.”

2.11        Amendment to Section 2.2(g).  Section 2.2(g) of the Warehouse Agreement is amended by adding the following phrase at the end of the first sentence thereof:

“or pursuant to any other Partial Prepayments of Invested Principal”

2.12        Amendment to Section 2.3(e).  Section 2.3(e) of the Warehouse Agreement is amended by deleting it in its entirety and replacing it with “[Intentionally Omitted.]”.

2.13        Amendment to Section 2.9.  Section 2.9 of the Warehouse Agreement is amended by (i) inserting the phrase “Except as provided in Sections 2.9(c) or (d),” immediately prior to the word “any” in the first line of paragraph (b) thereof and (ii) inserting the following new paragraphs immediately following paragraph (b):

“(c)  Customer shall pay mandatory Partial Prepayments of Invested Principal directly to Facility Agent for application against the Aggregate Principal Outstanding on the date of such payment as follows: (i) not later than one Business Day following the IPO, in an amount not less than the amount by which the Aggregate Principal Outstanding exceeds 80% of the Net Receivables Balance; (ii) at such time and in such amount as may be required pursuant to Section 2.4 of the Receivables Agreement; and (iii) except as provided in clause (i) of this Section 2.9(c), on any date that the Aggregate Principal Outstanding exceeds 80% of the Net Receivables Balance (other than in connection with any Defaulted Receivable which must be repurchased within the time period specified in Section 7.1(c)).  Notwithstanding anything in Section 2.5 or 2.6 of this Agreement to the contrary, all payments made pursuant to this Section 2.9(c) shall be applied by the Facility Agent to reduce the Aggregate Principal Outstanding.  In connection with any such mandatory prepayment pursuant to this Section 2.9(c), except in the case of a prepayment not in excess of $25,000,000 that is made on the second Business Day following the receipt of a Deficiency Notice pursuant to the requirements of Section 2.4 of the Receivables Agreement, an Early Collection Fee shall become due and owing unless Customer makes such payment on an Interest Payment Date or the last day of a Modified Tranche Period.

(d)  Customer may make voluntary Partial Prepayments of Invested Principal to the Facility Agent for application against the Aggregate Principal Outstanding on the date of such payment (i) not later than one Business Day following the IPO, (ii) on any Interest Payment Date, (iii) on the last day of any Modified Tranche Period, or (iv) in connection with a voluntary termination of the obligations to make Investments of Principal and a payment of all outstanding obligations under this Agreement and the other Transaction Documents.  In connection with any such prepayment pursuant to this Section 2.9(d), an Early Collection Fee shall become due and owing if such prepayments are not made on an Interest Payment Date or the last day of a Modified Tranche Period.  Notwithstanding anything in Section 2.5 or 2.6 of this Agreement to the contrary, all payments made pursuant to this Section 2.9(d) shall, unless otherwise requested by Customer in the written notice specifying the prepayment, be applied by the Facility Agent to reduce the Aggregate Principal Outstanding.

(e)  If Customer believes in good faith that an event giving rise to a mandatory prepayment described in Section 2.9(c) or a voluntary prepayment pursuant to Section 2.9(d) will take place on a date that is not an Interest Payment Date, Customer shall give written notice (a “Prepayment Tranche Request”) to SunAmerica, Facility Agent and Custodian at least three (3) Business Days prior to the Interest Payment Date preceding such event requesting a Modified Tranche Period commencing on such Interest Payment Date to and including the Business Day that the anticipated date of the relevant event is expected to occur, and specifying the amount of the Aggregate Principal Outstanding to be allocated to such Modified Tranche Period.  If such Modified Tranche Period is available and SunAmerica has not determined in its sole discretion that such Modified Tranche Period is undesirable, the Prepayment Tranche Request shall constitute irrevocable notice of an election of such Modified Tranche Period.  If the anticipated date of the relevant event changes from the date set forth in any Prepayment Tranche Request, Customer shall, at least three (3) Business Days prior to the end of the Modified Tranche Period, deliver a new Prepayment Tranche Request requesting a Modified Tranche Period to commence upon the expiration of the Tranche Period then in effect.”

2.14        Amendments to Section 2.11.

A.            Paragraph (b) of Section 2.11 of the Warehouse Agreement is amended by deleting the reference to “8%” and replacing it with a reference to “20%”.

B.            Section 2.11 of the Warehouse Agreement is amended by inserting a new paragraph immediately following paragraph (e):

“(f)          Quarterly Financials and Compliance Certificate.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, Customer shall deliver to SunAmerica (i) a consolidated balance sheet of Customer and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and cash flow of Customer and its Subsidiaries for the period commencing at the end of the previous quarter (or in the case of the first Fiscal Quarter following the IPO, commencing on the IPO Date) and ending with the end of such quarter, and (iii) a consolidated statement of income and cash flow of Customer and its Subsidiaries for the period commencing on the IPO Date and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer of Customer.  Together with each set of quarterly financials pursuant to this paragraph (f), Customer shall deliver to SunAmerica a certificate of its chief financial officer (1) stating that no Termination Event has occurred and is continuing or, if a

Termination Event has occurred and is continuing, a statement as to the nature thereof and the action that Customer has taken and proposes to take with respect thereto, and (2) setting forth the computations used by Customer in determining compliance with the financial condition covenants set forth in Section 5.1(n).”

2.15        Amendment to Section 3.1.  Section 3.1(a)  of the Warehouse Agreement is amended by amending and restating the first sentence thereof in its entirety as follows:

“Customer is a Maryland real estate investment trust duly organized, validly existing and subsisting under the laws of the State of Maryland.”

2.16        Amendments to Section 4.2.  Paragraphs (c), (d) and (e) of Section 4.2 of the Warehouse Agreement are amended by adding the following clause to the beginning of each such paragraph:

“With respect to each Investment of Principal for which Receivables are to be acquired with the proceeds thereof,”

2.17        Amendment to Section 5.1.  Section 5.1 of the Warehouse Agreement is amended by inserting the following new paragraph immediately following paragraph (m):

“(n)         Financial Condition Covenants.  Customer shall at all times comply with the following financial condition covenants (collectively, the “Financial Condition Covenants”):

(i)            Minimum Consolidated Net Worth.  Customer shall not permit Consolidated Net Worth at any time to be less than the sum of (a) 80% of the net proceeds to Customer of the IPO, plus (b) 75% of the net proceeds to Customer of any subsequent sale or issuance of any equity securities of Customer or its Subsidiaries.

(ii)           Minimum Consolidated Net Income.  Customer shall not permit Consolidated Net Income, as of the end of any Fiscal Quarter, to be less than negative $500,000; provided, however, that as of the end of the first Fiscal Quarter of Fiscal Year 2004, Customer’s Consolidated Net Income shall not be less than negative $2,000,000.

(iii)          Maximum Leverage Ratio.  Customer shall not permit the ratio of (x) Consolidated Total Debt to (y) Consolidated Net Worth to exceed 5:1 at any time.”

2.18        Amendments to Section 5.2.

A.            Subparagraph (i) of Section 5.2(e) of the Warehouse Agreement is amended by amending and restating such subparagraph in its entirety as follows:

“(i)          Customer and its Subsidiaries may make and own Investments in (1) Eligible Investments, (2) mortgage backed securities, including, without limitation, private label mortgage pass through certificates and obligations of Fannie Mae and Freddie Mac, and (3) investments pursuant to the Hedge Agreement.”

B.            Subparagraph (ii) of Section 5.2(e) of the Warehouse Agreement is amended by amending and restating such subparagraph in its entirety as follows:

“(ii)         Customer may (a) make intercompany loans to the extent expressly permitted in this Agreement and (b) transfer Taxable Non-REIT Assets to a Taxable REIT Subsidiary Entity.”

C.            Subparagraph (vi) of Section 5.2(f) of the Warehouse Agreement is amended by deleting the reference to “$500,000” and replacing it with a reference to “$1,000,000”.

D.            Paragraph (f) of Section 5.2 of the Warehouse Agreement is further amended by deleting the “and” at the end of subparagraph (vii), and adding two new subparagraphs immediately following subparagraph (viii):

“(ix)         Customer and its Subsidiaries may become and remain liable with respect to Indebtedness of not more than $10 million pursuant to the Revolving Hedge Facility; and

(x)            Customer may become and remain liable with respect to the lease obligations of any Subsidiary that are otherwise permitted under Section 5.2(k) hereof.”

E.             Section 5.2(i) of the Warehouse Agreement is amended by deleting the “and” at the end of subparagraph (iii), adding “and” at the end of subparagraph (iv), and adding a new subparagraph (v):

“(v)         Customer may transfer Taxable Non-REIT Assets to a Taxable REIT Subsidiary Entity.”

F.             Section 5.2(l) of the Warehouse Agreement is amended by inserting the phrase “and transfers by Customer of Taxable Non-REIT Assets to a Taxable REIT Subsidiary Entity” immediately following the phrase “contemplated by this Agreement” in the second line thereof.

G.            Section 5.2(p) of the Warehouse Agreement is amended and restated in its entirety as follows:

“(p)         Conduct of Business.  Except as otherwise expressly permitted hereunder, Customer shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) those necessary for, incident to, connected with, or arising out of the acquisition and servicing of Eligible Receivables and pursuant to Sale/Leaseback Transactions and the making of Investments permitted pursuant to Section 5.2(e), and (ii) such other lines of business as may be consented to by SunAmerica.  Notwithstanding the foregoing, and except for the conduct of the servicing and loan underwriting business by the Taxable REIT Subsidiary Entity, no Subsidiary of Customer shall engage in any business except as contemplated by the Securitization Transaction to which it is a party.”

2.19        Amendment to Section 7.1.

A.            Section 7.1(a) of the Warehouse Agreement is amended and restated as follows:

“(a)         Customer shall fail to make any payment or deposit to be made by it hereunder when due (including pursuant to Section 2.9(c) hereof) or under any Transaction Document when due; or”

B.            Section 7.1(t) of the Warehouse Agreement is amended and restated as follows:

“(t)          Customer fails to comply with any of the Financial Condition Covenants in accordance with Section 5.1(n).”

Section 3.                                          AMENDMENTS EFFECTIVE AS OF THE TERMINATION OF THE SUBORDINATED LOAN AGREEMENTS.

The following amendments to the Warehouse Agreement will be effective, without further action of the parties, upon satisfaction of the covenants set forth in Section 2.3 of this Fifth Amendment.

3.1          Amendments to Section 2.5(c).

A.            Paragraph (c) of Section 2.5 of the Warehouse Agreement is amended by deleting subparagraphs (viii), (ix), (x) and (xi).

B.            Subparagraph (xii) of Section 2.5(c) of the Warehouse Agreement is amended as follows: (i) by renaming such subparagraph “(viii),”; and (ii) deleting the word “twelfth” and replacing it with “eighth.”

3.2          Amendments to Section 2.6(b).

A.            Paragraph (b) of Section 2.6 of the Warehouse Agreement is amended by deleting subparagraphs (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv).

B.            Subparagraph (xv) of Section 2.6(c) of the Warehouse Agreement is amended as follows: (i) by renaming such subparagraph “(vii),”; and (ii) deleting the word “fifteenth” and replacing it with “seventh.”

3.3          Amendments to Section 3.1.

A.            Section 3.1 of the Warehouse Agreement is amended by adding the following clause at the beginning thereof:

“Except as expressly set forth below,”

B.            Paragraph (v) of Section 3.1 of the Warehouse Agreement is amended by amending and restating such paragraph in its entirety as follows:

“(v)         Subordinated Notes.  Customer represents and warrants, but only at all times prior to repayment in full by Customer of the Senior Subordinated Loan Agreement and the Junior Subordinated Loan Agreement and the satisfaction in full all other outstanding obligations thereunder, that: (i) Customer has the corporate power and authority to issue the Subordinated Notes and the Subordinated Notes are the legally valid and binding obligations of Customer enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability; (ii) the subordination provisions of the Senior Subordinated Loan Agreement and Junior Subordinated Loan Agreement, respectively, will be enforceable against the holders thereof or Persons party thereto, as applicable, and all Customer Obligations are within the definition of “Senior Loan Obligations” included in such provisions; and (iii) the aggregate principal amount of Senior Subordinated Notes available pursuant to the Senior Subordinated Loan Agreement is $19,300,000, together with the aggregate principal amount of the Senior Interest Capitalization Notes delivered pursuant to the Senior Subordinated Loan Agreement and the aggregate principal amount of the Junior Subordinated Note available pursuant to the Junior Subordinated Loan Agreement is $500,000, together with the aggregate principal amount of the Junior Interest Capitalization Note delivered pursuant to the Junior Subordinated Loan Agreement.”

3.4          Amendment to Section 3.2.  Section 3.2 of the Warehouse Agreement is amended by adding the following at the end thereof:

“, provided, however, that the representations and warranties of Customer in Section 3.1(v) will be deemed to have been so certified only on each such day prior to repayment in full by Customer of the Senior Subordinated Loan Agreement and the Junior Subordinated Loan Agreement and the satisfaction in full all other outstanding obligations thereunder.”

3.5          Amendments to Section 5.2.

A.            Paragraph (a) of Section 5.2 of the Warehouse Agreement is amended by deleting the reference following subparagraph (iii) to “Liens incurred pursuant to the Senior Subordinated Loan Agreement”.

B.            Paragraph (c) of Section 5.2 of the Warehouse Agreement is amended by deleting the reference to “ and the Senior Subordinated Loan Agreement,” following the first clause of the sentence.

C.            Paragraph (f) of Section 5.2 of the Warehouse Agreement is amended as follows: (i) by deleting subparagraph (v) thereof; and (ii) renaming subparagraphs (vi), (vii), (viii), (ix) and (x)  as “(v)”, “(vi)”, “(vii)”, “(viii)” and “(ix)”, respectively.

D.            Paragraph (h) of Section 5.2 of the Warehouse Agreement is amended and restated in its entirety as follows:

“(h)         Restricted Junior Payments.  Customer shall not, and shall not permit any of its Subsidiaries to, make any Restricted Junior Payment, except that Customer may make Permitted Tax Distributions.”

3.6          Amendment to Section 7.1.  Section 7.1 of the Warehouse Agreement is amended by deleting the following parenthetical clause to the introductory clause of Section 7.1 immediately following the phrase “shall constitute a ‘Termination Event’”:

“(provided, that notwithstanding the following provisions of this Section 7.1 and in light of the subordinated position of the obligations under the Junior Subordinated Loan Agreement, an Event of Default under the Junior Subordinated Loan Agreement, including but not limited to a failure to make a scheduled interest payment when due, shall not constitute a Termination Event hereunder):”

Section 4.              MISCELLANEOUS.

4.1          Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

A.            On and after the date hereof, each reference in the Warehouse Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the “Warehouse Agreement”, “thereunder”, “thereof”, or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment.

B.            Except as specifically amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

C.            The execution, delivery and performance of the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment shall not, except as expressly provided therein and herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

4.2          Execution in Counterparts.  This Fifth Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

4.3          Headings.  Section and subsection headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose or be given any substantive effect.

4.4          Further Assurances.  The parties to this Fifth Amendment agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby and to amend each of the Transaction Documents, including the Paying Agent Agreement, as is necessary to conform such documents to the amendments to the Warehouse Agreement set forth herein.

4.5          Applicable Law.  THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL, LLC

By:	/s/ David A. Karp
Name: David A. Karp
Title: President

SUNAMERICA LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp.
Its:	Investment Advisor

By:	/s/ Thomas Denkler
Name: Thomas Denkler
Title: Vice President

THE BANK OF NEW YORK, as Paying Agent and Custodian

By:	/s/ Diane Pickett
Name: Diane Pickett
Title: Vice President

ABN AMRO BANK N.V.

By:	/s/ Patricia M. Luken
Name: Patricia M. Luken
Title: Group Vice President

By:	/s/ Nancy C. Beese
Name: Nancy C. Beese
Title: Group Vice President

S-1

                ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner

By:	/s/ Peter C. Aberg
Name: Peter C. Aberg
Title: Vice President

S-2

EXHIBIT A

RECEIVABLES AGREEMENT

(See Attached)

FALCON FINANCIAL, LLC

AGREEMENT RELATING TO RECEIVABLES

This AGREEMENT RELATING TO RECEIVABLES (“Agreement”) is dated as of October 27, 2003 and entered into by and among Falcon Financial, LLC (“Company”), SunAmerica Life Insurance Company (“SunAmerica”), and Goldman Sachs Mortgage Company (“Goldman Sachs”; and together with SunAmerica, the “Lenders”).  Capitalized terms used herein without definition have the meanings set forth in Section 5.

WHEREAS, Company is the borrower under the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among Company, SunAmerica, LaSalle National Bank and ABN AMRO Bank N.V. (as amended, “Warehouse Agreement”).

WHEREAS, Company is the borrower under the Amended and Restated Senior Subordinated Loan Agreement dated as of January 7, 1998 by and among Company and the Lenders (as amended, “Senior Subordinated Loan Agreement”).

WHEREAS, Lenders provide credit support on behalf of Company relating to the Warehouse Agreement under the terms of the Master Agreement and the Participation Agreement dated as of January 7, 1998 by and between Lenders.

WHEREAS, unless extended, the term of Warehouse Agreement expires on October 27, 2003 and Company desires to extend the term of the Warehouse Agreement until May 1, 2004, and that Lenders consent to such extension.

WHEREAS, subject to Company’s covenants and agreements set forth in this Agreement, Lenders consent to such extension of the Warehouse Agreement.

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 5.              Consent of Lenders to Origination of Receivables.

Company shall not, without the approval of Lenders pursuant to this Section 1, originate any Receivable.

5.1          Submission of Receivable Proposal.  Prior to originating any Receivable, Company will (i) certify that such Receivable, if and when originated, will comply with the Loan Origination Guidelines as then in effect, and (ii) submit to Lenders a Preliminary Due Diligence Package.

5.2          Review of Receivable Proposal.  Upon Lenders’ receipt of a complete Preliminary Due Diligence Package, Lenders will have the right to request, within three (3) Business Days, additional diligence materials as Lenders may reasonably specify on a Supplemental Due Diligence List.

5.3          Approval of Receivables.

A.            Upon Lenders’ receipt of all of the Diligence Materials or waiver thereof, Lenders, within five (5) Business Days, will notify Company of their (i) approval of the origination of the Receivable on the terms and conditions set forth in the Diligence Materials (an “Approval”), (ii) conditional approval of the origination of the Receivable (a “Conditional Approval”), subject to Company’s compliance with the terms and conditions set forth in such notice (the “Approval Requirements”), or (iii) disapproval of the origination of the Receivable (a “Disapproval”), in each case such Approval, Conditional Approval or Disapproval to be made in Lenders’ good faith discretion.  Lenders’ failure to respond to Company within five (5) Business Days following receipt of all Diligence Materials or written waiver thereof will be deemed to be a Disapproval of origination of such Receivable.

B.            Upon receipt of an Approval, Company may (but will not be required to) originate such Receivable, but only on the terms and conditions set forth in the Diligence Materials.

C.            Upon receipt of a Conditional Approval, Company will, within 30 days (or such longer or shorter time as expressly set forth in the Approval Requirements), satisfy each of the Approval Requirements and deliver to Lenders evidence thereof satisfactory to Lenders in their good faith discretion.  Upon satisfaction of each Approval Requirement within the applicable time frame, Lenders will be deemed to have given Approval to originate the Receivable.  If Company fails to satisfy each of the Approval Requirements within the applicable time frame, Company will not originate such Receivable without again complying de novo with the requirements of this Section 1, unless Lenders have otherwise agreed in writing.

D.            Company will not submit a Receivable for origination to an Obligor that was the subject of a Disapproval at any time within 180 days following such Disapproval, unless Lenders have otherwise agreed in writing.

Section 6.              Deficient Receivables; Mandatory Reduction of Invested Principal.

6.1          Basis of Receivables.  Company will allocate to each Receivable a basis (the “Basis”) which, at the time of the origination of the Receivable by Company, will be equal to its principal balance; provided, that the Basis of any Receivable which is acquired from a third party will be the purchase price paid by Company.  The Basis of each Receivable will be reduced by any payment (or other return) of principal thereon to the extent such payment or other return reduces the Invested Principal related to such Receivable under the Warehouse Agreement.

6.2          Changes in Underwriting Issues.  With respect to each Receivable, Company will monitor, by making reasonable inquiries and exercising reasonable care and diligence under the circumstances, the continuing creditworthiness of Obligor and the status of the Related Security.  Company will provide prompt written notice to Lenders of any material change in the actual or potential risks with respect to the timely and complete satisfaction of Obligor’s obligations relating to the Receivable under the Contracts related thereto.

6.3          Deficiency.  If Lenders determine in their good faith sole discretion that the aggregate present value of the Receivables is less than the sum of (x) the aggregate Basis, plus (y) all accrued and unpaid interest on the Aggregate Principal Outstanding, then a “Deficiency” will be deemed to exist.  Lenders will provide written notice to Company (a “Deficiency Notice”) setting forth the aggregate present value of the Receivables as so determined by Lenders, which may, in the sole discretion of Lenders, be determined by applying the Deficiency pro rata to all Receivables or to specific Receivables (the aggregate Basis of Receivables after application of the Deficiency being the “Aggregated Adjusted Basis”).  Thereafter, for purposes of determining the existence of a Deficiency, the Basis of each Receivable will be deemed to be the Basis as so adjusted (the “Adjusted Basis”).  Company will cooperate with Lenders in their assessment of a potential Deficiency and their determination of Aggregate Adjusted Basis (including but not limited to providing all information and documentation in the possession or under the control of Company regarding the Receivables and Related Security as requested by Lenders).

6.4          Mandatory Prepayment of Aggregate Principal Outstanding.  Company will make, within two Business Days after receipt of a Deficiency Notice, a prepayment of the Aggregate Principal Outstanding such that the Aggregate Principal Outstanding will be no greater than the product of (x) the Advance Rate, multiplied by (y) the Aggregate Adjusted Basis.  Such prepayment will be allocated, in the sole discretion of Lenders, either to reduce the Invested Principal of all Receivables on a pro rata basis or to reduce the Invested Principal of specific Receivables.  The Deficiency Notice will include the Lenders’ direction with respect to the allocation of any such  prepayment.

Section 7.              Extension of Facility Termination Date.  Concurrently with the execution hereof, SunAmerica will issue a Restart Notice that extends the Facility Termination Date until May 1, 2004.

Section 8.              Miscellaneous.

8.1          Remedies for Breach.  Company acknowledges that, in the sole discretion of Lenders, the following will constitute a Termination Event pursuant to Section 7.1(o) of the Warehouse Agreement: (i) failure by Company to make any required prepayment of Aggregate Principal Outstanding pursuant to and within the time period specified in Section 2.4; or (ii) any other material breach of this Agreement by Company that remains uncured more than 15 days following receipt of written notice thereof given by Lenders.  The foregoing remedy is in addition to any other rights of remedies available to Lenders under applicable law with respect to such breach by Company.

8.2          Amendment.  No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Company therefrom, will be effective without the written consent of the Lenders.

8.3          Successors and Assigns.  This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of Lenders.

8.4          No Waiver; Cumulative Remedies.  No failure or delay on the part of either Lender in the exercise of any power, right or privilege hereunder will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.5          Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given will be in writing and may be personally served, telecopied or sent by United States mail or courier service and will be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or four (4) Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed.  For the purposes hereof, the address of each party hereto will be as set forth under such party’s name on the signature pages hereof or such other address as may be designated by such party in a written notice delivered to the other parties hereto.

8.6          Execution in Counterpart.  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

8.7          Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.8          Further Assurances.  The parties agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby, including but not limited to any amendments to the Company’s operating agreement or the Senior Subordinated Loan Agreement as may be necessary to effectuate the covenants and agreements set forth herein.

8.9          Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.              Definitions.

9.1          Terms Defined in Warehouse Agreement.  The following terms have the respective meanings set forth in the Warehouse Agreement:

Advance Rate

Aggregate Principal Outstanding

Business Day

Contract

Hedge Agreement

Interest Payment Date

Invested Principal

Loan Origination Guidelines

Master Agreement

Obligor

Receivable

Related Security

Restart Notice

9.2          Additional Definitions.

“Appraisal” means an appraisal of any Related Security prepared by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act and utilizing customary valuation methods such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the appraiser performing such appraisal.

“Diligence Materials” means the Preliminary Due Diligence Package together with the materials requested in the Supplemental Due Diligence List.

“Preliminary Due Diligence Package” means, with respect to any proposed Receivables, the following due diligence information relating to the applicable Obligor and the Related Security to be provided by Company to Lenders pursuant to this Agreement:

(i)            a summary memorandum outlining the proposed Receivable, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed Receivable and the Obligor that a prudent lender would consider material;

(ii)           all Contracts, or current drafts thereof, including without limitation, financing agreements, promissory notes, mortgages and other loan documents (but excluding secretaries’ and officers’ closing certificates and similar immaterial closing documents) under which such Receivable is proposed to arise and by which a security interest in the assets collateralizing such Receivable is proposed to be granted and perfected, in each case marked to show cumulative changes from Company’s standard form of such Contract;

(iii)          the charter and other organizational documents of Obligor;

(iv)          the agreements, instruments and documents with respect to claims on or liens against the assets or properties of Obligor purporting to secure payment of the Receivable;

(v)           current rent roll, if applicable;

(vi)          cash flow pro-forma, plus historical information, if available;

(vii)         indicative debt service coverage ratios;

(viii)        indicative loan-to-value ratio;

(ix)           Company’s, any affiliate’s or any of their respective officers or directors relationship with Obligor or any affiliate;

(x)            if applicable, Phase I environmental report (including asbestos and lead paint report);

(xi)           if applicable, engineering and structural reports;

(xii)          third party reports, to the extent available and applicable, including:

(a)           current Appraisal;

(b)           Phase II or other follow-up environmental report if recommended in Phase I;

(c)           seismic reports; and

(d)           operations and maintenance plan with respect to asbestos containing materials;

(xiii)         to the extent applicable, a list that specifically identifies any Contracts or other documents that relate to the Receivable or Related Security but are not in Company’s possession (e.g., a document relevant to the summary memorandum referenced clause (i) above but which is in the possession of the master servicer); and

(xiv)        insurance documentation satisfactory to Lenders in their sole discretion.

“Supplemental Due Diligence List” means, with respect to any proposed Receivable, information or deliveries concerning the Obligor and/or the Related Security that Lenders may request in addition to the Preliminary Due Diligence Package including without limitation a credit approval memorandum representing the final terms of the underlying Receivable, a final updated loan-to-value ratio computation and a final debt service coverage ratio computation for such proposed Receivable.

“Underwriting Issues” means with respect to any proposed Receivable, all information that has come to Company’s attention, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, which would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries, to a reasonable institutional lender in determining whether to originate or acquire the Receivable in question.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement Relating to Receivables to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:
FALCON FINANCIAL, LLC

By:	/s/ David A. Karp
Name: David A. Karp
Title: President
Address:

SUNAMERICA:

SUNAMERICA LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp.
Its:	Investment Advisor

By:	/s/ Thomas Denkler
Name: Thomas Denkler
Title: Vice President
Address:

GOLDMAN SACHS:

GOLDMAN SACHS MORTGAGE COMPANY

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner

By:	/s/ Peter C. Aberg
Name: Peter C. Aberg
Title: Vice President
Address:

EXHIBIT B

RECEIVABLES APPROVED PRIOR TO APPOINTMENT OF CONSULTANT

Eddy’s Toyota

Pete Kirill (Schilly Investments)

Yosemite Harley-Davidson

Michael Holley